Exhibit 4.3


                               SECURITY AGREEMENT


     THIS AGREEMENT is dated as of March 3, 1999, and is entered into by and between CommercialWare, Inc., a Delaware corporation with a principal place of business at 10 Speen Street, Framingham, Massachusetts 01701 (the "Debtor") and ASA International Ltd., a Delaware corporation with a principal place of business at 10 Speen Street, Framingham, Massachusetts 01701 (the "Secured Party").

     NOW THEREFORE, in consideration of the provisions herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    CREATION OF SECURITY INTEREST

     The Debtor hereby grants to the Secured Party a security interest in the collateral described in Section 2 below to secure the payment of the Debtor's Obligations to the Secured Party described in Section 3 below.

2.    COLLATERAL

     The property which is subject to the security interest created by this Agreement consists of the following (hereinafter referred to as the "Collateral"):

          All intellectual property of the Debtor, whether now owned or hereafter acquired, or in which Debtor may now have or hereafter acquired an interest, wherever located, including all trademarks, trademark rights, service marks, service mark rights, copyrights, trade names, trade name rights, fictitious business names, the rights to the name "CommercialWare" and all variants thereof, works of authorship, inventions, industrial models, industrial designs, utility models and certificates of invention, designs, emblems and logos, trade secrets, know-how, manufacturing formulae, technical information, mask work registrations, inventions, franchises, franchise rights, customer and supplier lists together with the goodwill associated therewith and other proprietary rights used primarily in connection with the business of the Debtor, any and all substitutions therefor and replacements thereof, and any and all additions and accessions thereto, and all proceeds and products thereof.

     The Debtor shall permit the Secured Party and/or its agents and representatives to inspect the Collateral upon request during the Debtor's normal business hours and upon reasonable notice to the Debtor.

3.    DEBTOR'S OBLIGATIONS

     This Agreement secures the payment of all amounts and performance of all obligations of the Debtor (the "Obligations") as provided in (i) the License granted pursuant to Section 1.5 of the Asset Purchase Agreement between the Debtor and the Secured Party (the "Purchase Agreement"); and (ii) that certain Promissory Note in the principal amount of $1,700,000 from the Debtor to the Secured Party, dated the date hereof (the "Note").

4.    COVENANTS OF DEBTOR

     (a) The places where all records relating to the Collateral are presently kept, and the Debtor's only places of business, are listed on Schedule A hereto. The Debtor shall notify Secured Party not less than five (5) days before any change is intended to be made in the foregoing addresses.

     (b) The Debtor shall at all reasonable times and from time to time upon due notice allow the Secured Party, by or through any of its officers, agents, attorneys or accountants, to examine or inspect the Collateral wherever located and to examine, inspect and make extracts from the Debtor's books and records. The Debtor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may reasonably require, to vest more completely in and assure to Secured Party its rights hereunder and in or to the Collateral.

     (c) The Debtor shall not sell, encumber, grant a security interest in or dispose of or permit the sale, encumbrance or disposal of any Collateral without the Secured Party's prior written consent.

     (d) The Debtor shall perform any and all steps reasonably requested by the Secured Party to perfect the Secured Party's security interest in the Collateral, such as executing and filing financing or continuation statements in form and substance satisfactory to the Secured Party, executing collateral assignments of patents and trademarks (including filings at the United States Patent and Trademark Office), and making notations of such security interest on certificates of title. The Debtor hereby nominates and appoints the Secured Party as attorney-in-fact to do all acts and things which the Secured Party may deem reasonably necessary or advisable to perfect and continue perfected the security interests created by this Agreement.

     (e) The Debtor hereby covenants that (a) the Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtor; (b) the Debtor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and an estimate of the amount of such loss or diminution; and (c) the Debtor will not use the Collateral in violation of any statute or ordinance and will keep the Collateral free from any adverse lien, security interest or encumbrance, except as permitted herein, in good condition and will not waste or destroy the same.

5.    DEFAULT

     Upon the occurrence of (i) the failure by the Debtor to observe any provision or perform any other obligation set forth in this Agreement or the Purchase Agreement; or (ii) an Event of Default as defined in the Note; the Debtor shall be in default hereunder, and the Secured Party shall be entitled to any and all remedies available under the Uniform Commercial Code in force in the Commonwealth of Massachusetts on the date of this Agreement, including, but not limited to, the repossession, sale or other disposition of all or any portion of the Collateral. Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Secured Party reasonably deems advisable, having due regard to compliance with any statute or regulation which might affect, limit or apply to the Secured Party's disposition of the Collateral. The Secured Party may conduct any such sale or other disposition of the Collateral upon the Debtor's premises. The Secured Party shall give the Debtor at least the minimum notice required by law of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Secured Party may purchase the Collateral, or any portion of it, at any such sale.

6.    GOVERNING LAW/BINDING EFFECT

     This Agreement shall be construed according to the laws of the Commonwealth of Massachusetts and shall be binding upon the successors and assigns of the Debtor, and shall inure to the benefit of the successors and assigns of the Secured Party.

7.    WAIVERS

     The Secured Party shall have the right to enforce any remedies hereunder alternatively, successively or concurrently. A waiver of any default of the Debtor shall not be a waiver of any subsequent, similar or other default. No delay in the exercise of any of the Secured Party's rights or remedies hereunder shall constitute a waiver of such right or remedy.

8.    TERMINATION

     This Agreement shall terminate when all of the Obligations have been paid and the terms and covenants hereof have been performed in full. As soon as practical following such termination, the Secured Party shall make the appropriate governmental and regulatory filings (including a filing at the United States Patent and Trademark Office) to terminate the Secured Party's security interest in the Collateral.

     Notwithstanding anything to the contrary contained herein, this Agreement may be terminated by the Debtor with the prior consent of the Secured Party, which consent shall not be unreasonably withheld, provided, however, that the Debtor substitutes collateral security and/or guaranties for the Obligations of equal or greater value than the Collateral, and expenses paid in connection with such substitution (including reasonable legal or other necessary expenses) shall be paid by the Debtor.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

WITNESS:                            DEBTOR:
                                    COMMERCIALWARE, INC.

/s/ Bernice S. Wolk                 By: /s/ Donald Askin
-----------------------                ------------------------------
                                       Title: Chief Operating Officer

WITNESS:                            SECURED PARTY:
                                    ASA INTERNATIONAL LTD.

/s/ MaryAnn Bishop                  By: /s/ Terrence C. McCarthy
-----------------------                --------------------------------
                                       Title: Vicr President and Treasurer

                                   SCHEDULE A


                               PLACES OF BUSINESS


1.    10 Speen Street, Framingham, Massachusetts 01701.